Exhibit 107
Calculation of Filing Fee Table
Form S-8
(Form Type)
Exagen Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.001 per share	Other	916,463	$3.10	$2,841,035.30	$0.0001381	$392.35
2	Equity	Common Stock, par value $0.001 per share	Other	229,115	$3.10	$710,256.50	$0.0001381	$98.09
	Total Offering Amount					$3,551,291.80		$490.44
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							$490.44

Offering Note
1
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares of common stock, par value $0.001 per share (“Common Stock”), of Exagen Inc. (the “Registrant”), which may be subject to grant or otherwise issuable after the operation of any anti-dilution and other provisions of the Registrant’s 2019 Incentive Award Plan (the “2019 Plan”), or the Registrant’s 2019 Employee Stock Purchase Plan (the “2019 ESPP”).

Represents an increase of 916,463 shares of Common Stock of the Registrant authorized for issuance for compensatory purposes only, as previously authorized under the 2019 Plan as of January 1, 2026, in connection with an “evergreen” provision in the 2019 Plan.

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) promulgated under the Securities Act. The offering price per share and the aggregate offering price are based on the average of the high and the low price of the Registrant’s Common Stock as reported on The Nasdaq Global Market as of a date (May 6, 2026) within five business days prior to filing this Registration Statement.

2
Pursuant to Rule 416(a) under the Securities Act, this Registration Statement also covers an indeterminate number of additional shares of Common Stock of the Registrant, which may be subject to grant or otherwise issuable after the operation of any anti-dilution and other provisions of the 2019 Plan or the 2019 ESPP.

Represents an increase of 229,115 shares of Common Stock of the Registrant authorized for issuance for compensatory purposes only, as previously authorized under the 2019 ESPP as of January 1, 2026, in connection with an “evergreen” provision in the 2019 ESPP.

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) promulgated under the Securities Act. The offering price per share and the aggregate offering price are based on the average of the high and the low price of the Registrant’s Common Stock as reported on The Nasdaq Global Market as of a date (May 6, 2026) within five business days prior to filing this Registration Statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable

		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A